EXHIBIT 10.10

LDR HOLDING CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

LDR Holding Corporation has granted to the Participant named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which this Performance-Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the LDR Holding Corporation 2013 Equity Incentive Plan (the “Plan”), as amended, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.Definitions and Construction.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.Administration.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.The Award.
3.1    Grant of Award. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, an Award covering the number of Target Performance Units set forth in the Grant Notice, subject to adjustment as provided in Section 8. Each unit that vests under the Award represents a right to receive on a date determined in accordance with this Agreement one (1) share of Stock.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable withholding of Taxes, if any) as a condition to receiving the Award or shares of Stock issued upon settlement of the Award, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.

Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Award.
3.3    Dividend Equivalents. This Agreement also constitutes the award of a Dividend Equivalent Right to the Participant. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a dividend equivalent to the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the maximum number of units that can qualify as Performance Qualified Units under this Award (or in the case of a dividend paid following the completion of the Performance Period, the actual number of Performance Qualified Units) and which have not been settled or forfeited pursuant to Section 5.1 below as of such date. Such dividend equivalent amounts shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the units originally subject to the Award with respect to which they have been credited.
4.Vesting of Award.
The Award shall vest as provided in the Grant Notice. For purposes of determining the number of Performance Qualified Units in which the Participant may vest following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.
5.Cessation of Service.
5.1    Forfeiture. Except to the extent otherwise provided by the Employment Agreement, if any, or the Grant Notice (which shall control with respect to a Change in Control and termination following a Change in Control), in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, during the Performance Period or prior to vesting in one or more Performance Qualified Units, then the unvested Award shall be immediately cancelled and the Participant shall not be entitled to any payment therefor.
5.2    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 8, any and all new, substituted or additional securities or other property (other than cash dividends paid on Stock, which shall be treated in accordance with Section 3.3) to which the Participant is entitled by reason of the Award shall be immediately subject to the same vesting schedule and forfeiture provisions applicable to the Award. For purposes of determining the number of Performance Qualified Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.Settlement of the Award.
6.1    Issuance of Shares of Stock. Subject to the provisions of Section 6.3 and Section 7 below, the Company shall issue to or on behalf of the Participant with respect to each unit that vests one (1) share of Stock. The Shares shall be issued on the later of (i) the date that the Committee determines the number of Performance Qualified Units and (ii) the date on which the Participant vests in the Performance Qualified Units following completion of the requisite Service. Shares of Stock issued in settlement of the Award shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.

6.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s designated broker.
6.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
7.Tax Withholding.
7.1    In General. The issuance of shares of Stock under the Award shall be subject to the Company’s collection of all applicable federal, state, local and foreign tax (including any social insurance) withholding obligations of a Participating Company (“Taxes”).
7.2    Share Withholding. Until such time as the Company provides the Participant with notice to the contrary, the Company shall collect the applicable Taxes through an automatic share withholding procedure pursuant to which the Company will withhold, on the applicable Settlement Date for the shares of Stock that are issuable under the Award with respect to vested units, a portion of those shares of Stock with a Fair Market Value (measured as of the Settlement Date) equal to the amount of such Taxes (the “Share Withholding Method”); provided, however, that the amount of any shares of Stock so withheld shall not exceed the amount necessary to satisfy the Participating Company’s required obligations for Taxes using the minimum applicable statutory rates. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.
7.3    Other Withholding. Should any units vest under the Award at a time when the Share Withholding Method is not available, then the Taxes shall be collected from the Participant through either of the following alternatives:
(i)    the Participant’s delivery of his or her separate check payable to the Company in the amount of such Taxes; or
(ii)    the use of the proceeds from a next-day sale of the shares of Stock issued to the Participant, provided and only if (A) such a sale is permissible under the Company’s Trading Compliance Policy governing the sale of Stock; (B) the Participant makes an irrevocable commitment, on or before the vesting date for those units, to effect such sale of the Stock; and (C) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.
8.Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Target Performance Units and Performance Qualified Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 3.3) to which the Participant is entitled by reason of the Award will be immediately subject to the provisions of this Award on the same basis as all units originally acquired hereunder. Any fractional unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
9.Rights as a Stockholder, Director, Employee or Consultant.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of the Company’s designated broker). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 3.3 and Section 8. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
10.Compliance with Section 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
10.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
10.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits which constitute a “deferral of compensation” within the meaning of Section 409A Regulations in any manner which would not be in compliance with the Section 409A Regulations.
10.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
10.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
11.Miscellaneous Provisions.
11.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
11.2    Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Any shares of Stock which vest in accordance with the Grant Notice and this Agreement but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
11.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
11.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
11.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders and any notices to the Participant by the Company, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 11.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and notices.
11.6    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Employment Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
11.7    Applicable Law. This Agreement shall be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.
11.8    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LDR HOLDING CORPORATION
NOTICE OF GRANT OF PERFORMANCE-BASED
RESTRICTED STOCK UNITS

LDR Holding Corporation (the “Company”) has granted to the Participant an award (the “Award”) of performance-based restricted stock units pursuant to the LDR Holding Corporation 2013 Equity Incentive Plan (the “Plan”). Each restricted stock unit that vests represents the right to receive one (1) share of Stock, as follows:

Participant:	____________________	Employee ID:	______________
Date of Grant:	____________________
Target Number of Performance Units:
The actual number of units that may vest pursuant to the Award shall be determined in accordance with the performance-vesting and Service-vesting provisions of attached Schedule I. For purposes of the applicable calculations under those vesting provisions, the number of units to be utilized is                            units (the “Target Performance Units”), subject to adjustment as provided in the Performance-Based Restricted Stock Units Agreement.

Settlement Date:	The units that vest shall be settled in accordance with the provisions of the Performance-Based Restricted Stock Units Agreement.
Vesting Schedule:
The number of units which may actually vest shall be determined pursuant to a two-step process: (i) first there shall be calculated the maximum number of units that become subject to the Award as a result of the level at which the Performance Goal specified on attached Schedule I is in fact attained (the “Performance Qualified Units”) and (ii) then the number of Performance-Qualified Units calculated under clause (i) in which the Participant may actually vest shall be determined on the basis of his or her satisfaction of the applicable Service vesting requirements set forth in Schedule I.

All capitalized terms in this Notice of Grant shall have the meaning assigned to them in this Notice of Grant, the Performance-Based Restricted Stock Units Agreement or in the Plan.
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Performance-Based Restricted Stock Units Agreement, both of which are made a part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Performance-Based Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LDR HOLDING CORPORATION	PARTICIPANT

By: ______________________________	______________________________
[officer name]	Signature
[officer title]
______________________________
Date

______________________________
Address

SCHEDULE I

PERFORMANCE PERIOD, SERVICE PERIOD, PERFORMANCE GOAL, VESTING SCHEDULE
PERFORMANCE PERIOD
The Performance Period shall be the one (1)-year period beginning January 1, 2015 and ending December 31, 2015.
SERVICE PERIOD

The Service Period shall be the three (3)-year period beginning January 1, 2015 and ending December 31, 2017.

PERFORMANCE GOAL FOR PERFORMANCE VESTING
The performance-vesting requirement for the Award shall be tied to the Company’s recognition of [____________] revenue for the Performance Period with three (3) designated levels of attachment -threshold, target and maximum as follows:

Performance Level	[____________________________] Revenue
Threshold	$
Target	$
Maximum	$

For purposes of determining whether such worldwide revenue performance goal is attained, the actual level of revenue recognized by the Company for the Performance Period shall be the revenue of the Company and its consolidated subsidiaries that is reported on a consolidated basis in the Company’s audited consolidated financial statements for the calendar fiscal year coincident with the Performance Period.

Performance-Qualified Units: Within sixty-five (65) days after the completion of the Performance Period, the Committee shall determine and certify the actual dollar amount of revenue recognized by the Company for the Performance Period against the Threshold, Target and Maximum Levels set forth for the performance goal above. The maximum number of Performance-Qualified Units in which the Participant can vest based upon the actual level of attainment of such performance goal shall be determined by applying the corresponding percentage below for that level of attainment to the number of the Target Performance Units set forth on the first page of the Notice of Grant:

Attainment below the Threshold Level:	0% of the Target Performance Units
Attainment at the Threshold Level:	50% of the Target Performance Units
Attainment at the Target Level:	100% of the Target Performance Units
Attainment at Maximum Level:	150% of the Target Performance Units

To the extent the actual level of attainment of the performance goal is at a point between the Threshold and Target Levels or between Target and Maximum levels, the maximum number of Performance-Qualified Units in which the Participant can vest shall be determined based on a straight-line interpolation.

The maximum numbers of Performance-Qualified Units in which the Participant can vest on the basis of the actual level of performance goal attainment shall in no event exceed in the aggregate 150% of the number of Target Performance Units set forth above.

In the event of the closing of a Change in Control during the Performance Period, the performance goal shall be measured based on [_____________] revenue recognized during the Performance Period through the last completed month prior to the closing of the Change in Control, relative to the aggregate target revenue for such period based on the monthly target revenue for the Award set forth below. If the actual revenue recognized during the abbreviated Performance Period is less than or equal to the target level, then the number of Performance-Qualified Units subject to the Award shall be equal to the Target Performance Units, and if such revenue exceeds the target level, then the number of Performance-Qualified Units subject to the Award shall be 150% of the Target Performance Units.

SERVICE VESTING REQUIREMENT FOR PERFORMANCE-QUALIFIED UNITS
The number of units in which the Participant may actually vest on the basis of the number of Performance-Qualified Units determined by the Committee for the Performance Period (including following a Change in Control) in accordance with the foregoing provisions shall be determined as follows:
-    An initial thirty-four (34%) shall vest provided the Participant remains in Service for a period of one year following the Date of Grant and an additional thirty-three percent (33%) shall vest upon the Participant’s completion of each of the second and third years of Service measured from the Date of Grant.
-    Notwithstanding anything to the contrary in the employment agreement between the Participant and the Company dated as of [____________] (the “Employment Agreement”), the Award shall not vest on an accelerated basis upon a Change in Control or a termination following a Change in Control as provided in the Employment Agreement. However, in the event that prior to full vesting in the Award the Participant is terminated without “Cause” or the Participant resigns for “Good Reason” (each as defined in the Employment Agreement) within six (6) months following a Change in Control and provided that the Participant delivers an effective and enforceable general release to the Company in accordance with the terms of the Employment Agreement (and satisfies any other conditions related to the accelerated vesting of equity awards in such Employment Agreement), then the Participant shall vest in 100% of the Performance-Qualified Units.
-    In the event that prior to full vesting of the Award, the Participant is terminated without “Cause” or the Participant resigns for “Good Reason” (each as defined in the Employment Agreement) other than within six months following a Change in Control and the Participant delivers an effective and enforceable general release to the Company in accordance with the terms of such Employment Agreement (and satisfies any other conditions related to the accelerated vesting of equity awards in such Employment Agreement), the Participant shall vest in the following additional Performance-Qualified Units: (i) that number of Performance-Qualified Units that would vest on the next annual anniversary of the Date of Grant, and (ii) for each monthly anniversary beyond the next annual anniversary of the Date of Grant, 1/36 of the total Performance-Qualified Units subject to the Award until the earlier of the end of the “Severance Term” (as defined in the Employment Agreement) or full vesting in the Award.
-    If the Participant’s Service ceases for any other reason prior to the completion of the Performance Period, then the Participant shall not vest in any of the units subject to the Award, and all of Participant’s right, title and interest to the Award shall immediately terminate.